EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-89317, and 333-86809 on Form S-3 and Registration Statement Nos. 33-51744, 33-65239, 333-12189, 333-62187, 333-84219, 333-38884, 333-68760, 333-68762, 333-110948, 333-100254, 333-100255, 333-139142, and 333-139143 on Form S-8 of our report on the consolidated financial statements and financial statement schedule of MSC.Software Corporation and subsidiaries (the “Company”) dated March 1, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption in 2006 of a.) Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and b.) Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statement No. 87, 88, 106 and 132(R) and of our report on internal control over financial reporting of MSC.Software Corporation dated March 1, 2007 appearing in this Annual Report on Form 10-K of MSC.Software Corporation for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Costa Mesa, California

March 1, 2007